As filed with the Securities and Exchange Commission on November 18, 1997
                                                  Registration No.  333-32603-01
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8

                                   TO FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933*
                       -----------------------------------
                            BURLINGTON RESOURCES INC.
             (Exact name of registrant as specified in its charter)
              Delaware                                       91-1413284
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                       Identification Number)
                           5051 Westheimer, Suite 1400
                              Houston, Texas 77056
              (Address of registrant's principal executive offices)


 THE LOUISIANA LAND AND EXPLORATION COMPANY 1997 LONG-TERM STOCK INCENTIVE PLAN THE LOUISIANA LAND AND EXPLORATION COMPANY 1988 LONG-TERM STOCK INCENTIVE PLAN THE LOUISIANA LAND AND EXPLORATION COMPANY 1995 STOCK OPTION PLAN FOR NON-
                               EMPLOYEE DIRECTORS
 THE LOUISIANA LAND AND EXPLORATION COMPANY 1990 STOCK OPTION PLAN FOR NON-
                               EMPLOYEE DIRECTORS
                            (Full title of the plans)

                               Gerald J. Schissler
                 Executive Vice President, Law & Administration
                            Burlington Resources Inc.
                           5051 Westheimer, Suite 1400
                              Houston, Texas 77056
                                 (713) 624-9500
           (Name, address, and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF SECURITIES PURSUANT TO THE PLANS: Promptly after the filing of this Post-Effective Amendment.

*  Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration
   Statement pursuant  to  the  procedure described  herein.   See "INTRODUCTORY
   STATEMENT."

                                EXPLANATORY NOTE
         Burlington Resources Inc. (the "Company") hereby amends its Registration Statement on Form S-4 (No. 333-32603) (the "S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to its common stock, par value $.01 per share (the "Common Stock"). The S-4 registers 1,957,297 shares of Common Stock for issuance upon exercise of options granted pursuant to the terms of The Louisiana Land and Exploration Company 1997 Long-Term Stock Incentive Plan, The Louisiana Land and Exploration Company 1988 Long-Term Stock Incentive Plan, The Louisiana Land and Exploration Company 1995 Stock Option Plan for Non-Employee Directors and The Louisiana Land and Exploration Company 1990 Stock Option Plan for Non-Employee Directors (the "Plans").

         On October 22, 1997, pursuant to an Agreement and Plan of Merger dated as of July 16, 1997, among the Company, The Louisiana Land and Exploration Company ("LL&E") and BR Acquisition Corporation (a wholly-owned subsidiary of the Company), the following events (among others) occurred: (a) BR Acquisition Corporation merged with and into LL&E, with LL&E surviving as a wholly-owned subsidiary of the Company (the "Merger"); (b) each outstanding share of LL&E capital stock, par value $.15 per share, was converted into a right to receive
1.525 shares of Common Stock; (c) outstanding options to purchase LL&E capital stock under the Plans were converted into options to purchase Common Stock; and
(d) the Company assumed the Plans.

         Prior to the Merger, shares of LL&E capital stock were registered for issuance under all of the Plans (other than under The Louisiana Land and
Exploration Company 1997 Long-Term Stock Incentive Plan) pursuant to Registration Statements on Form S-8, Registration Nos. 33-56211, 33-62923, 33-22108, and 33-37814. As a result of the Merger, shares of Common Stock will be issued to the participants in the Plans upon the exercise of options under such plans. The purpose of this Post-Effective Amendment Statement is to register shares of Common Stock for issuance pursuant to the Plans.

         The designation of this Post-Effective Amendment as Registration No. 333-32603-01 denotes that the Post-Effective Amendment relates only to the shares of Common Stock issuable upon exercise of stock options under the Plans and that this is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares of Common Stock.

                                     PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference

         The following documents, which have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement.

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

                  (b) The Company's Quarterly Report on Form 10-Q for the quarters ended September 30, 1997, June 30, 1997 and March 31, 1997;

                  (c) The Company's Current Report on Form 8-K dated November 6, 1997 and July 18, 1997;

                  (d) The Joint Proxy Statement/Prospectus dated September 12, 1997 filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), and included in its Registration Statement on Form S-4 (File No. 333-32603); and

                  (e) The description of the Common Stock contained in the Registration Statement on Form 8-A (Registration No. 1-9971) dated June 21, 1988, filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as amended by Form 8 dated June 22, 1988.

                  All documents filed subsequent to the date hereof by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing (each such document, an "Incorporated Document"). Any statement contained herein or in an Incorporated Document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         Item 4.  Description of Securities

         Not applicable.

         Item 5.  Interests of Named Experts and Counsel

         Certain legal matters with respect to the securities offered hereby will be passed upon for the Company by L. David Hanower, Senior Vice President, Law, of the Company.

         The financial statements incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

         Item 6.  Indemnification of Directors and Officers

         The Company is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation (a "Derivative Action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of Derivative Actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article X of the Company's By-Laws requires indemnification of directors and officers to the full extent permitted under the DGCL as from time to time in effect. Subject to any restrictions imposed by the DGCL, the Company's By-laws provide a right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or officer of the Company, or that, being or having been such a director or officer of the Company, such person is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The Company's By-Laws also provide that the Company may, by action of its Board of Directors, provide indemnification to its employees or agents with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

         Article 13 of the Company's Certificate of Incorporation, as amended, provides that to the full extent that the DGCL permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as director. Any amendment or repeal of such Article 13 will not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The DGCL and the Company's Certificate of Incorporation, as amended, may have no effect on claims arising under the federal securities laws.

         Officers and directors of the Company are covered by insurance (with certain exceptions and within certain limitations) which indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

         Item 7.  Exemption from Registration Claimed

         Not applicable.

         Item 8.  Exhibits

Exhibit No.                         Description of Exhibit

4.1      --       Form of  Rights  Agreement  dated  as of  December  16,  1988, between  the  Company and The First National  Bank of  Boston,
                  which    includes,   as   Exhibit  A  thereto,  the   for   of
                  Certificate  of Designation  specifying  terms of the Series A
                  Preferred  Stock,  and, as  Exhibit  B thereto,  the  form  of
                  Rights   Certificate  (filed  as   Exhibit  1  to  Form   8-A,
                  filed  December  1988,  and incorporated herein by reference).

4.2      --       Amendment No. 1 to Form of Rights  Agreement (filed as Exhibit
                  2 to Form 8-K, filed March 1989, and incorporated herein by reference).

4.3      --       Amendment No. 2 to Form of Rights  Agreement (filed as Exhibit
                  5 to Form 8-A/A, filed October 11, 1996, and incorporated herein by reference).

4.4      --       Form of Certificate of  Incorporation (filed as Exhibit 3.1 to the Company's Form 8, filed March 1990, and incorporated herein by reference).

4.5      --       Form of By-Laws of the Company (as amended through October 22,
                  1997).

5.1      --       Opinion of counsel as to the legality of  the securities being registered

23.1     --       Consent of Coopers & Lybrand L.L.P.

24.1     --       Powers of Attorney (included on the signature pages)

         Item 9.  Undertakings

         The Company hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)  To include any prospectus required by Section 10
                  (a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 18, 1997.

                                    BURLINGTON RESOURCES INC.

                                    By: \s\ Bobby S. Shackouls
                                        Bobby S. Shackouls
                                        Chairman of the Board, President and
                                        Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes John
E. Hagale and Gerald J. Schissler and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on November 18, 1997.

            Signature                                Title

\s\ Bobby S. Shackouls                   Chairman of the Board, President and
    Bobby S. Shackouls                     Chief Executive Officer


\s\ John E. Hagale                       Executive Vice President and Chief
    John E. Hagale                         Financial Officer

\s\ Hays R. Warden                       Senior Vice President and Controller
    Hays R. Warden                         (Chief Accounting Officer)

\s\ John V. Byrne                        Director
    John V. Byrne

\s\ S. Parker Gilbert                    Director
    S. Parker Gilbert

\s\ Laird I. Grant                       Director
    Laird I. Grant

\s\ John T. LaMacchia                    Director
    John T. LaMacchia

\s\ James F. McDonald                    Director
    James F. McDonald

            Signature                      Title


\s\ Donald M. Roberts                    Director
    Donald M. Roberts

\s\ Walter Scott, Jr.                    Director
    Walter Scott, Jr.

\s\ William E. Wall                      Director
    William E. Wall


Constituting a majority of the Board of Directors.

                                INDEX TO EXHIBITS


Ex. Number                          Description                                                               Page
      4.1     --  Form of Rights  Agreement  dated as of December 16, 1988,  between the Company and The       *
                  First  National  Bank of Boston,  which  includes,  as Exhibit A thereto,  the form of
                  Certificate of Designation  specifying terms of the Series A Preferred Stock,  and, as
                  Exhibit B  thereto,  the form of Rights  Certificate  (filed as Exhibit 1 to Form 8-A, filed December 1988).

      4.2     --  Amendment  No. 1 to Form of Rights  Agreement  (filed as Exhibit 2 to Form 8-K,  filed       *
                  March 1989, and incorporated herein by reference).

      4.3     --  Amendment No. 2 to Form of Rights Agreement  (filed as Exhibit 5 to Form 8-A/A,  filed       *
                  October 11, 1996).

      4.4     --  Form of  Certificate of  Incorporation  (filed as Exhibit 3.1 to the Company's Form 8,       *
                  filed March 1990).

      4.5     --  Form of By-Laws of the Company (as amended through October 22, 1997)                         10

      5.1     --  Opinion of counsel as to the legality of the securities being registered                     30

      23.1    --  Consent of Coopers & Lybrand L.L.P.                                                          31

      24.1    --  Powers of Attorney (included on the signature pages)                                         -

     *   Incorporated by Reference

                                       9